SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       Date of Report: September 26, 2003



                          ROBOTIC VISION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                      0-8623                    11-2400145
(State of incorporation)       (Commission File No.)          (IRS Employer
                                                            Identification No.)


                               486 Amherst Street
                           Nashua, New Hampshire 03063
                    (Address of principal executive offices)


                  Registrant's telephone number: (603) 598-8400






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Item 4. Change in Registrant's Certifying Accountant.

     Robotic Vision Systems, Inc. ("Registrant") engaged on September 26, 2003 the firm of Grant Thornton LLP (the "New Auditor"), as its independent auditor for Registrant's fiscal year ending September 30, 2003. During the fiscal years ended September 30, 2002 and 2001 and the period from October 1, 2002 through September 26, 2003, Registrant did not consult the New Auditor regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


     The engagement of the New Auditor also contemplates that the New Auditor will review Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 in accordance with the Statement on Auditing Standards No. 100 ("SAS 100").

     The engagement of the New Auditor was approved by the Audit Committee of Registrant's Board of Directors.

     Registrant has authorized and requested its former auditor (Deloitte & Touche LLP) to respond fully to the inquiries of the New Auditor.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Robotic Vision Systems, Inc.



Date:  September 26, 2003             By:  /s/ Pat V. Costa
                                           ------------------------
                                           Pat V. Costa
                                           Chairman and Chief Executive Officer